UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 7, 2017

GREAT BASIN SCIENTIFIC, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 E. South Temple, Suite 520, Salt Lake City, UT

(Address of principal executive offices)

84111

(Zip code)

(801) 990-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement.

Exchange Agreement

On April 7, 2017, Great Basin Scientific, Inc. (the “Company”) entered into exchange agreements (the “2017 Exchange Agreements”), each by and between the Company and a holder of senior secured convertible notes, dated July 1, 2016 (the “Existing Notes”), and/or Series F Convertible Preferred Stock, $0.001 par value (the “Existing Preferred Stock”), and/or warrants to purchase, in the aggregate, approximately 2.4 million shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company (the “Existing Warrants”) (approximately 1,200 shares of our common stock after the reverse stock split effective April 10, 2017) pursuant to which the Company agreed to a three-stage restructuring of the Existing Notes, Existing Preferred Stock and Existing Warrants as follows:

Stage 1 – Cash Release; Mandatory Note and Preferred Conversions; Series B Exchange

Release of $800,000.

Each holder of the Existing Notes (collectively, the “Noteholders”), to the extent such Existing Note had outstanding restricted principal (reflecting a corresponding amount of restricted cash held in a control account of the Company), such Noteholder removed all restrictions on the Company’s use of its pro rata amount of $800,000 of such restricted cash, which $800,000 is now available to be used by the Company to continue to fund its ongoing operations.

Mandatory Note Conversion; Excess Profit Amount Deemed Prepayment of Notes.

•

The Noteholders agreed to convert $800,000 in aggregate principal of the Existing Notes (such portion allocated to each Noteholder, such Noteholder’s  “Note Conversion Amount”, and such conversion, the “Note Conversion”) into shares of our the Company’s common stock (the “Note Shares”) at a conversion price of $2.00 per share (after giving effect to the Reverse Stock Split (as defined in Item 5.03 below) of the Common Stock.

•

If the sales of such Note Shares result, directly or indirectly, into sale proceeds to a Noteholder in excess of 200% of such Noteholder’s Note Conversion Amount (such excess, the “Excess Amount”), then, such Excess Amount shall constitute a prepayment on a dollar for dollar basis of any amounts due under such Noteholder’s Existing Notes and/or Series A-1 Notes (as defined below) to the extent of such Excess Amount.

Mandatory Conversion of Existing Preferred Stock.

Each holder of Existing Preferred Stock (collectively, the “Preferred Holders”) agreed that on April 13, 2017 such Preferred Holder’s pro rata amount of 2,000 shares of Existing Preferred Stock will be mandatorily converted into shares of Common Stock at a conversion price equal to the greater of (x) $1.00 (after giving effect to the Reverse Stock Split) (the “Floor Price”) and (y) 85% of the lowest of the closing bid price of the Common Stock on each trading day during the period commencing, and including, the trading day immediately preceding the effective date of the Reverse Stock Split through, and including, the second trading day immediately following the effective date of the Reverse Stock Split.

Series B Exchange.

On April 7, 2017, each Noteholder with Existing Notes with outstanding restricted principal (approximately $16.0 million in aggregate principal for all Existing Notes), agreed to exchange such aggregate restricted principal amount of Existing Notes into approximately $16 million in aggregate principal amount of new 2017 Series B Senior Secured Convertible Notes (the “Series B Notes”).  See “Description of Notes” below for a summary of the terms and conditions thereof.

No Variable Rate Transactions.

As long as any Series A-1 Notes, Series A-2 Notes, Series B Notes or Existing Preferred Stock remains outstanding, the Company agreed not to consummate any variable rate transaction.

Initial Share Reservation.

Until May 30, 2017, the Company agreed to reserve all of our outstanding shares of our common stock to the holders of Series B Notes (except that we may use shares necessary to: (A) complete the Qualified Financing (or such other financing as approved in writing by the required Investors), (B) effect Mandatory Conversions (as defined in the Series B Notes) of the Series B Notes and (C) issue the shares of our common stock upon conversion of the Existing Preferred Stock).

Stage 2 – Qualified Financing Exchange

If prior to May 15, 2017, we obtain unrestricted access to at least $6 million (or a lesser amount approved in writing by the required Investors) in additional cash (whether through Mandatory Conversions (as described below) of the Series B Notes and/or a subsequent financing), the remaining Existing Notes, Existing Preferred Stock and Existing Warrants will be exchanged (the “Qualified Financing Exchange”) into 2017 Series A-1A Senior Secured Convertible Notes (the “Series A-1A Notes”) and 2017 Series A-1B Senior Secured Convertible Notes (the “Series A-1B Notes”, and together with the Series A-1A Notes, the “Series A-1 Notes”) as follows:

•	The Series A-1A Notes shall have an aggregate principal amount equal to the aggregate stated value of the Existing Preferred Stock remains outstanding as of such date.
•	The Series A-1B Notes shall have an aggregate principal amount equal to the portion of the Existing Notes that remains outstanding as of such date.
•	Existing Warrants will be extinguished without the payment of any consideration by the Company.

See “Description of Notes” below for a summary of the terms and conditions thereof.

Stage 3 - Adjustment Exchange.

On January 2, 2018, solely if the Qualified Financing Exchange has occurred and the aggregate amount outstanding under the applicable Investor’s Series A-1 Notes exceeds the aggregate amounts outstanding under the Investor’s Series B Notes (50% of such excess, the “Series A-2 Amount”), the Company shall exchange such portion of each such Investor’s Series A-1 Notes with an aggregate principal amount equal to the Series A-2 Amount into Series A-2 Notes (as defined below) in an aggregate principal amount equal to the Series A-2 Amount (with Series A-1A Notes being exchanged into series A-2A senior secured notes (the “Series A-2A Notes”) and Series A-1B Notes being exchanged into series A-2B senior secured notes (the “Series A-2B Notes”, and together with the Series A-2A Notes, the “Series A-2 Notes”, and together with the Series A-1 Notes and the Series B Notes, the “Notes”).  See “Description of Notes” below for a summary of the terms and conditions thereof.

The foregoing is a summary description of the material terms of the 2017 Exchange Agreements and is qualified in its entirety by the text of the form of 2017 Exchange Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference to this Item 1.01.

Description of Notes

Ranking and Security Interest.

The Notes are senior secured obligations of the Company, secured through a pledge and security agreement (the “Security Agreement”) with the lead investor, in its capacity as collateral agent for all holders of the Existing Notes (and upon each of the foregoing exchanges, the Notes). The Security Agreement creates a first priority security interest in all of the Company’s personal property of every kind and description, tangible or intangible, whether currently owned and existing or created or acquired in the future, including in this collateral any and all cash released from the control accounts described above. The Company agreed to certain conditions on the Company’s maintenance and use of the collateral, including but not limited to the location of equipment and inventory, the condition of equipment, the payment of taxes and prevention of liens or encumbrances, the maintenance of insurance, the protection of intellectual property rights, and limitations on transfers and sales. Each holder of Series B Notes may, at its option and at any time, seize all, or any part, of our restricted cash related to such Series B Note of such holder and apply it against the outstanding principal under such Series B Note.

Upon the occurrence of an “Event of Default” under the Security Agreement, the collateral agent will have certain rights including taking control of the collateral and, in certain circumstances, selling the collateral to cover obligations owed to the holders of the convertible notes pursuant to its terms.

The foregoing is a summary description of the material terms of the Security Agreement and is qualified in its entirety by the text of the Security Agreement attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference to this Item 1.01.

Maturity Date.

Unless earlier converted or redeemed, the Senior Convertible Notes mature on April 10, 2019 (“Maturity Date”), subject to the right of the investors to extend the date (i) if an event of default under the Senior Convertible Notes has occurred and is continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an event of default under the Senior Convertible Notes and (ii) after the consummation of a fundamental transaction if certain events occur.

Interest.

The Senior Convertible Notes do not bear interest unless an event of default has occurred and is continuing, in which case the Note shall bear interest at the rate of 8% per annum.

If a holder elects to convert or redeem all or any portion of a Senior Convertible Note prior to the Maturity Date, all accrued and unpaid interest on the amount being converted or redeemed will also be payable. If the Company elects to redeem all or any portion of a Senior Convertible Note prior to the Maturity Date, all accrued and unpaid interest on the amount being redeemed will also be payable.

Holder Optional Conversion.

Series B Notes

All amounts due under the Series B Notes are convertible at any time, in whole or in part, at the option of the holders into shares of the Common Stock at a fixed conversion price equal to the greater of (A) the Floor Price and (B) the lower of the closing bid price of the Common Stock on the trading day immediately preceding the effective date and on the effective date of the Reverse Stock Split.  This conversion price is subject to adjustment for stock splits, combinations or similar events .

Series A-1 Notes and Series A-2 Notes

All amounts due under the Series A-1 Notes and Series A-2 Notes are convertible at any time after the 30th calendar day following the consummation of a Qualified Financing, in whole or in part, at the option of the holders into shares of the Common Stock at a fixed conversion price calculated as follows (the “Qualified Financing Price”):

•

if the Qualified Financing is achieved through: a subsequent financing, the fixed conversion price will equal the greater of (A) the Floor Price and (B) 110% of the price per share offered by the Company in such subsequent financing; or

•

if the Qualified Financing is achieved through one or more Mandatory Conversion(s) (as defined in the Series B Notes), the Conversion Price will equal the greater of (A) the Floor Price and (B) 110% of the closing bid price of the Common Stock on the date the Company achieves such Qualified Financing .

This conversion price is subject to adjustment for stock splits, combinations or similar events.

Mandatory Conversions; Release.

The Company has the right, subject to the satisfaction of equity conditions or, with respect to the Series B Notes, except during the period commencing on the third trading day immediately following the Reverse Stock Split through and including the sixth trading day immediately following the Reverse Stock Split (or such earlier date that $8 million in Common Stock has publicly traded), to require the conversion of the Notes into shares of Common Stock at a conversion price equal to the greater of (x) the Floor Price and (y) the lower of the conversion price then in effect and 85% of the weighted average price of the Common Stock on the notice date (or such other date as we may agree with the applicable holder) (each, a “Mandatory Conversion”).  Upon any Mandatory Conversion of Series B Notes, the applicable holder is required to unrestrict such aggregate amount of restricted cash equal to the aggregate principal of the Series B Notes converted; provided, that the Company is required to use a portion of such newly unrestricted cash to redeem the Notes as follows:

•

if the weighted average price of the Common Stock is greater than or equal to 50% of the conversion price of the Series B Notes then in effect, 33.33% of such unrestricted cash will be used to redeem the Notes; or

•	if the weighted average price of the Common Stock is less than 50% of the conversion price of the Series B Notes then in effect, 66.67% of such unrestricted cash will be used to redeem the Notes.

Conversion Price Adjustments.

Series B Notes

Upon the occurrence of a Qualified Financing, the fixed conversion price of the Series B Notes will adjust to the Qualified Financing Price.

On January 2, 2018, if the fixed conversion price in effect for the Series B Notes is greater than the Adjustment Price (as defined below), than the fixed conversion price of the Series B Notes shall adjust to the Adjustment Price then in effect.

Series A-1 Notes

On September 1, 2018, if the fixed conversion price in effect for the Series A-1 Notes is greater than the Adjustment Price (as defined below), than the fixed conversion price of the Series A-1 Notes shall adjust to the Adjustment Price then in effect.

On such date as no Series B Notes remain outstanding, the fixed conversion price of the Series A-1 Notes shall adjust to the greater of (x) the Floor Price and (y) the closing bid price of the Common Stock on such date.

Series A-2 Notes

On January 2, 2018, if the fixed conversion price in effect for the Series A-2 Notes is greater than the Adjustment Price (as defined below), than the fixed conversion price of the Series A-2 Notes shall adjust to the Adjustment Price then in effect.

On such date as no Series B Notes remain outstanding, the fixed conversion price of the Series A-2 Notes shall adjust to the greater of (x) the Floor Price and (y) the closing bid price of the Common Stock on such date.

Company Optional Redemption.

The Company may, at any time at its option, with 15 trading day notice to holder of Note, redeem all or any portion of the Notes (including all accrued and unpaid interest thereon), in cash, at a price equal to the greater of (i) up to 110% of the amount being redeemed, depending on the nature of the default, and (ii) the intrinsic value of the shares of Common Stock then issuable upon conversion of the Notes.

Events of Default.

The Notes contain standard and customary events of default including but not limited: (i) failure to make payments when due under the Notes; and (ii) bankruptcy or insolvency of the Company.

If an event of default occurs, each holder may require the Company to redeem all or any portion of the Notes (including all accrued and unpaid interest thereon), in cash, at a price equal to the greater of (i) up to 125% of the amount being redeemed, depending on the nature of the default, and (ii) the intrinsic value of the shares of Common Stock then issuable upon conversion of the Notes.

Fundamental Transactions.

The Notes prohibit the Company from entering into specified transactions involving a change of control, unless the successor entity assumes in writing all of the Company’s obligations under the Notes under a written agreement.

In the event of transactions involving a change of control, the holder of a Note will have the right to require the Company to redeem all or any portion of the Note it holds (including all accrued and unpaid thereon) at a price equal to the greater 125% of the amount of the Note being redeemed and the intrinsic value of the shares of Common Stock then issuable upon conversion of the Note being redeemed.

Limitations on Conversion and Issuance.

A Note may not be converted and shares of Common Stock may not be issued under the Notes if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 4.99% of the outstanding shares of Common Stock (the “Note Blocker”. At each holder’s option, the Note Blocker may be raised or lowered to any other percentage not in excess of 9.99%, except that any raise will only be effective upon 61-days’ prior notice to the Company.

Leak-Out Covenant.

Each Noteholder in the Note Conversion has agreed to be restricted from selling more than 1/3 of its Note Shares on any given day.

From the date hereof through June 1, 2017 (such period, the “Restricted Period”), no Investor shall sell, directly or indirectly, shares of the Common Stock (other than with respect to Note Shares and shares of Common Stock received in a Mandatory Conversion) on any trading day during the Restricted Period (any such date, a “Date of Determination”), in an amount that exceeds the greatest of (x) 35% of the such Investor’s pro rata share of the trading volume of Common Stock for the applicable Date of Determination, (y) such Investor’s pro rata share of $200,000 of gross sale proceeds received by the Holder and (z) such other amount as determined by the Company pursuant to a written notice to the Investors (the greatest of (x), (y) and (z), the “Leak Out Limitation”).

If the required holders of Series B Notes voluntary elect to release the restrictions on restricted cash and a holder of Series B Notes fails to make such release, such non-releasing holder’s Leak-Out Limitation shall be reduced by 50% until the next voluntary release date, if any.

Each Noteholder has further agreed (other than with respect to Note Shares and shares of Common Stock received in a Mandatory Conversion) not to sell, directly or indirectly, any of shares of Common Stock:

•

on the date we effect a reverse stock split and on the two (2) Trading Days immediately following such date (excluding sales at a price greater than 150% of the closing bid price of the Common Stock immediately preceding the effective date of the Reverse Stock Split;

•	from the public announcement of a Qualified Financing until the date that is thirty (30) consecutive calendar days immediately following the public announcement of such Qualified Financing; and
•

from the public announcement of the Company raising gross proceeds after the date hereof of at least $4 million, or such lesser amount approved in writing by the required holders, but less than $6 million until the date that is fifteen (15) consecutive calendar days immediately following the public announcement thereof.

Notwithstanding anything herein to the contrary, the Company may from time to time make an offer to the Investors to increase the Leak-Out Limitation by up to 100% of the Leak-Out Limitation, which the Investor may elect to accept or decline.

The Investors agreed not to sell any shares of Common Stock from the date hereof, through and including 10:30 a.m. New York City time on April 10, 2017.

Note Covenants.

The Company made certain negative covenants in the convertible notes, pursuant to which the Company agreed not to:

(a) incur or guarantee, assume or suffer to exist any indebtedness, other than permitted indebtedness;

(b) allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets of the Company other than permitted liens;

(c) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents all or any portion of any indebtedness other than the convertible notes if an Event of Default shall have occurred;

(d) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents all or any portion of any indebtedness (other than the convertible notes), prior to the scheduled maturity date of such indebtedness;

(e) redeem or repurchase its equity interest or declare or pay any cash dividend or distribution;

(f) make, any change in the nature of its business;

(g) encumber or allow any liens on, any of its intellectual property other than permitted liens; or

(h) enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except in the ordinary course of business.

The Company made certain affirmative covenants in the convertible notes, pursuant to which the Company agreed to:

(a) maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where failure to do so would not result in a material adverse effect;

(b) maintain and preserve all of its properties which are reasonably necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the material provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder;

(c) maintain insurance with responsible and reputable insurance companies or associations with respect to its properties) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated; and

(d) maintain and preserve all of its intellectual property rights which are reasonably necessary in the proper conduct of its business.

The foregoing is a summary description of the material terms of the Notes and is qualified in its entirety by the text of the forms of Notes attached as Exhibits 10.2, 10.3, 10.4, 10.5 and 10.6 to this Current Report on Form 8-K and incorporated by reference to this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02.Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The offer and sale of the securities disclosed in Item 1.01 is exempt from registration under the Securities Act pursuant to the provisions of Section 3(a)(9) thereof as securities exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined herein) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 7, 2017, the Company filed an amendment (the “Amendment”) to the Company’s Seventh Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a 1-for-2,000 reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding Common Stock as of 12:01 AM Eastern Time on April 10, 2017 (the “Effective Time”). Pursuant to the Amendment, as of the Effective Time, every 2,000 shares of the issued and outstanding Common Stock were converted into one share of Common Stock, without any change in the par value per share. The Reverse Stock Split was approved by the Company’s stockholders at its special meeting of stockholders held on March 9, 2017.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-reverse stock split shares of the Company’s common stock not evenly divisible by two thousand (2,000), will have the number of post-reverse split shares of the Common Stock to which they are entitled rounded up to the next whole number of shares of Common Stock. No stockholders will receive cash in lieu of fractional shares.

The Reverse Stock Split will not change the authorized number of shares of Common Stock or preferred stock of the Company. Pursuant to the terms of the Company’s Series E Convertible Preferred Stock (the “Series E Preferred Shares”), the Series F Convertible Preferred Stock (the “Series F Preferred Shares”) and the Company’s senior secured convertible notes (the “Convertible Notes”), the conversion price at which Series E Preferred Shares, the Series F Preferred Shares and Convertible Notes may be converted into shares of Common Stock will be proportionately adjusted to reflect the Reverse Stock Split. In addition, pursuant to their terms, a proportionate adjustment will be made to the per share exercise price and number of shares issuable under of all of the Company’s outstanding stock options and warrants to purchase shares of Common Stock, and the number of shares reserved for issuance pursuant to the Company’s equity compensation plans will be reduced proportionately.

The Common Stock began trading on a Reverse Stock Split-adjusted basis on the OTCQB at the opening of quotation on April 10, 2017. In connection with the Reverse Stock Split, the Common Stock also commenced quotation under a new CUSIP number, 39013L 882, at such time.

The above description of the Amendment and the Reverse Stock Split is a summary of the material terms thereof and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 3.1.

Item 8.01	Other Events.

On April 7, 2017, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On April 10, 2017, the Company issued a press release announcing the execution of the 2017 Exchange Agreements.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title or Description

3.1*	Certificate of Amendment to the Seventh Amended and Restated Certificate of Incorporation of Great Basin Scientific, Inc. effective as of April 10, 2017.

4.1*	Form of 2017 Series A-1A Senior Secured Convertible Note.

4.2*	Form of 2017 Series A-2A Senior Secured Convertible Note.

4.3*	Form of 2017 Series A-1B Senior Secured Convertible Note.

4.4*	Form of 2017 Series A-2B Senior Secured Convertible Note

4.5*	Form of 2017 Series B Senior Secured Convertible Note.

10.1*	Form of 2017 Exchange Agreement.

10.2	Pledge and Security Agreement, filed as Exhibit C to the Securities Purchase Agreement (1).

99.1*	Press Release issued on April 7, 2017.

99.2*	Press Release issued on April 10, 2017.

*Filed herewith.

(1)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K (File No. 001-36662) filed with the SEC on June 29, 2016 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: April 10, 2017	By:	/s/ Ryan Ashton
Name: Ryan Ashton Title: President and Chief Executive Officer

Exhibit Index

Exhibit Number	Exhibit Title or Description

3.1*	Certificate of Amendment to the Seventh Amended and Restated Certificate of Incorporation of Great Basin Scientific, Inc. effective as of April 10, 2017.

4.1*	Form of 2017 Series A-1A Senior Secured Convertible Note.

4.2*	Form of 2017 Series A-2A Senior Secured Convertible Note.

4.3*	Form of 2017 Series A-1B Senior Secured Convertible Note.

4.4*	Form of 2017 Series A-2B Senior Secured Convertible Note.

4.5*	Form of 2017 Series B Senior Secured Convertible Note.

10.1*	Form of 2017 Exchange Agreement.

10.2	Pledge and Security Agreement, filed as Exhibit C to the Securities Purchase Agreement (1).

99.1*	Press Release issued on April 7, 2017.

99.2*	Press Release issued on April 10, 2017.

*Filed herewith.

(1)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K (File No. 001-36662) filed with the SEC on June 29, 2016 and incorporated herein by reference